SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – October 6, 2006

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WEST PHARMACEUTICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

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Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Gordon Drive, PO Box 645, Lionville, PA		19341-0645
(Address of principal executive offices)		(Zip Code)

(610) 594-3319

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 6, 2006, West Pharmaceutical Services, Inc. entered into a worldwide supply/purchase agreement with ExxonMobil Chemical Company (“EMCC”). The agreement is effective for the period January 1, 2006 through December 31, 2010.

Under the agreement EMCC and certain of its subsidiaries have agreed to supply certain identified Exxon®(1) butyl polymers to West and certain of its subsidiaries and affiliates. The EMCC products are used as a principal raw material in a broad range of West’s polymer-based pharmaceutical packaging products. The stated intention is for EMCC to provide a minimum of 80% of West’s requirements.

Pricing for the products is based on discounts of EMCC’s and its subsidiaries’ list prices then in effect. The parties may renegotiate pricing based on changes in the cost of energy. The parties may also renegotiate pricing and/or quantity requirements if EMCC’s terms and conditions under the Agreement are no longer competitive.

(1) Exxon is a registered trademark of Exxon Mobil Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

/s/ John R. Gailey III
John R. Gailey III
Vice President, General Counsel and Secretary

October 12, 2006